SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 5, 2007

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Harbor Bay Parkway, Alameda, California 94502

(Address of principal executive offices, including zip code)

(510) 748-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM  1.01   Entry into a Material Definitive Agreement.

Effective October 6, 2007, the Company and Michael D. West, Ph.D. entered into a consulting agreement.  Dr. West will provide certain consulting services to the Company relating to scientific, intellectual property and transition matters.   The term of the consulting agreement is for approximately three (3) months ending on December 31, 2007, and provides for a monthly consulting fee of approximately $26,000.

ITEM  5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

Effective as of October 5, 2007, the Company’s current President and Chief Scientific Officer, Michael D. West, Ph.D., stepped down in that capacity and voluntarily terminated his employment arrangement with the Company.  Dr. West will continue as a member of the Company’s Board of Directors until December 31, 2007, and he will be retained as a consultant.  The material terms of Dr. West’s consulting agreement are discussed in Item 1.01 above.

ITEM 8.01      Other Events

Effective October 6, 2007, the Company promoted Robert Lanza, M.D. to the position of Chief Scientific Officer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: October 11, 2007